SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CIPRICO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	41-1749708
(State or Other Juris-	(I.R.S. Employer
diction of Incorporation	Identification Number)
or Organization)

17400 Medina Road, Suite 800, Plymouth, Minnesota 55447

(Address of Principal Executive Office and Zip Code)

Ciprico Inc. 1996 Restricted Stock Plan

(Full Title of the Plan)

Steven D. Merrifield, Chief Executive Officer

Ciprico Inc.

17400 Medina Road, Suite 800

Plymouth, MN 55447

(763) 551-4000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Melodie R. Rose

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota  55402

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock issuable under the 1996 Restricted Stock Plan	250,000 shares	$6.945	$1,736,250	$54.00

(1)

In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2)

Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on February 27, 2007.

The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s 1996 Restricted Stock Plan.  The contents of the Registration Statements on Form S-8, Reg. Nos. 33-65001 and 333-42843 are incorporated by reference.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth and State of Minnesota, on the 2nd day of March, 2007.

CIPRICO INC.
(the “Registrant”)

By	/s/ Steven D. Merrifield
Steven D. Merrifield
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(Power of Attorney)

                Each of the undersigned constitutes and appoints Steven D. Merrifield and Monte S. Johnson his or her true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Ciprico Inc. relating to the Company’s 1996 Restricted Stock Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Steven D. Merrifield	President, Chief Executive Officer and	March 2, 2007
Steven D. Merrifield	Director

/s/ Monte S. Johnson	Senior Vice President and Chief	March 2, 2007
Monte S. Johnson	Financial Officer

/s/ James W. Hansen	Chairman of the Board	March 2, 2007
James W. Hansen

/s/ Michael M. Vekich	Lead Director	March 2, 2007
Michael M. Vekich

/s/ James D. Gerson	Director	March 2, 2007
James D. Gerson

/s/ Mark D. Griffiths	Director	March 2, 2007
Mark D. Griffiths

/s/ Gary L. Hokkanen	Director	March 2, 2007
Gary L. Hokkanen

/s/ Thomas F. Burniece	Director	March 2, 2007
Thomas F. Burniece

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Ciprico Inc.

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

5	Opinion and Consent of Fredrikson & Byron, P.A. relating to the legality of securities under the 1996 Restricted Stock Plan
23.1	Consent of Fredrikson & Byron, P.A. (See Exhibit 5)
23.2	Consent of Grant Thornton LLP
24	Power of attorney (See Signature Page)